                                                                     Exhibit 4.7



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                   CONVERSION SHARES REGISTRATION RIGHTS AGREEMENT




                                 Dated April 3, 1998




                                       between



                                     VIATEL, INC.



                                         and


                          MORGAN STANLEY & CO. INCORPORATED
                                MORGAN STANLEY BANK AG
                                 SALOMON BROTHERS INC
                          ING BARING (U.S.) SECURITIES, INC.
                        NATIONSBANC MONTGOMERY SECURITIES LLC




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



                   CONVERSION SHARES REGISTRATION RIGHTS AGREEMENT



          THIS CONVERSION SHARES REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made and entered into April 3, 1998 between VIATEL, INC., a Delaware corporation (the "Company"), and MORGAN STANLEY & CO. INCORPORATED, MORGAN STANLEY BANK AG, SALOMON BROTHERS INC, ING BARING (U.S.) SECURITIES, INC. and NATIONSBANC MONTGOMERY SECURITIES LLC (the "Initial Purchasers").

          This Agreement is made pursuant to the Purchase Agreement, dated the date hereof, between the Company and the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of 500,000 Senior Discount Dollar Units (the "Senior Discount Dollar Units"), 400,000 Senior Dollar Units (the "Senior Dollar Units"), 226,000 Senior Discount DM Units (the "Senior Discount DM Units") and 178,000 Senior DM Units (the "Senior DM Units" and together with the Senior Discount Dollar Units, the Senior Dollar Units and the Senior Discount DM Units, collectively, the "Units"). Each Senior Discount Dollar Unit will consist of (i) one 12.50% Senior Discount Note Due 2008 of the Company with a principal amount at maturity of $1,000 (the "Senior Dollar Notes") and (ii) .490 of a share of shares of Series A redeemable convertible Preferred Stock, $.01 par value per share, of the Company (the "Preferred Stock"). Each Senior Dollar Unit will consist of
(i) one 11.25% Senior Dollar Note Due 2008 with a principal amount of $1,000 (the "Senior Dollar Notes") and (ii) .483 of a share of Preferred Stock. Each Senior Discount DM Unit will consist of (i) one 12.40% Senior Discount Note Due 2008 of the Company with a principal amount at maturity of DM 1,000 (the "Senior Discount DM Notes") and (ii) 2.77 DM denominated 10% Subordinated Convertible Debentures Due 2011 of the Company (the "Debentures"). Each Senior DM Unit will consist of (i) one 11.15% Senior Note Due 2008 of the Company with a principal amount of DM 1,000 (the "Senior DM Notes" and, together with the Senior Discount Dollar Notes, the Senior Dollar Notes and the Senior Discount DM Notes, collectively, the "Notes") and (ii) 2.69 Debentures. The Senior Discount Dollar Notes and the Senior Discount DM Notes are collectively referred to as the "Discount Notes." The Senior Dollar Notes and the Senior DM Notes are collectively referred to as the "Senior Notes." In order to induce the Initial Purchasers to enter into the Purchase Agreement, the Company has agreed to provide to the Initial Purchasers and their direct and indirect transferees the registration rights with respect to the Conversion Shares (as defined herein) set forth in this Agreement. The execution of this Agreement is a condition to the closing under the Purchase Agreement.

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                                          2


          In consideration of the foregoing, the parties hereto agree as follows:

          1.   DEFINITIONS.

          As used in this Agreement, the following capitalized defined terms shall have the following meanings:

          "CERTIFICATE OF DESIGNATIONS" shall mean the Certificate of Designations, Preferences and Rights relating to the Preferred Stock, filed with the Secretary of State of the State of Delaware.

          "CLOSING DATE" shall mean the Closing Date as defined in the Purchase Agreement.

          "COMMON STOCK" shall have the meaning set forth in the preamble to this Agreement.

          "COMPANY" shall have the meaning set forth in the preamble to this Agreement and shall also include the Company's successors.

          "CONVERSION SHARES" shall mean the shares of Common Stock issuable upon conversion of the Preferred Stock and the Debentures at the rate and in the manner described in the Certificate of Designations and the Indenture, respectively.

          "DEBENTURES" shall have the meaning set forth in the preamble to this Agreement.

          "HOLDER" shall mean any Initial Purchaser, for so long as it owns any of the Preferred Stock or Debentures, and the successors, assigns and direct and indirect transferees of the Initial Purchasers who become registered owners of Preferred Stock or Debentures.

          "INDENTURE" shall mean the Indenture relating to the Debentures dated as of April 8, 1998 between the Company and The Bank of New York, as trustee, and as the same may be amended from time to time in accordance with the term thereof.

     "INITIAL PURCHASERS" shall have the meaning set forth in the preamble to this Agreement.

          "MAJORITY HOLDERS" shall mean the Holders of a majority of the outstanding Preferred Stock and the outstanding Debentures, as the case may be; PROVIDED that whenever the consent or approval of Holders of a specified percentage of Preferred Stock or Debentures is required hereunder, Preferred Stock or Debentures, as the case may be, held by the Company or any of its affiliates (as such term is defined in Rule 405 under the 1933 Act) (other than the Initial Purchasers or subsequent holders of Preferred Stock or Debentures, as the case may be, if such subsequent holders are deemed to be such affiliates solely by reason of their holding of such Preferred Stock or Debentures, as the case may be) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount.

          "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          "1933 ACT" shall mean the Securities Act of 1933, as amended from time to time.

          "NOTES" shall have the meaning set forth in the preamble to this Agreement.

          "PERSON" shall mean an individual, partnership, corporation, limited liability company, joint venture, association, joint stock company, trust or unincorporated organization or other entity, or a government or agency or political subdivision thereof.

          "PREFERRED STOCK" shall have the meaning set forth in the preamble to this Agreement.

          "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Conversion Shares covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including all material incorporated by reference therein.

          "PURCHASE AGREEMENT" shall have the meaning set forth in the preamble to this Agreement.

          "REGISTRATION EXPENSES" shall mean any and all expenses incident to performance of or compliance by the Company with this Agreement, including without limitation: (i) all SEC, stock exchange or National Association of Securities Dealers, Inc. registration, listing and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters or Holders in connection with blue sky qualification), (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing the Shelf Registration Statement, any Prospectus, any amendments or supplements thereto, any underwriting agreements, securities sales agreements and other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) the fees and disbursements of counsel for the Company and the reasonable fees and disbursements of counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Initial Purchasers ) and (vi) the fees and disbursements of the independent public accountants of the Company, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, but excluding fees and expenses of counsel to the underwriters (other than reasonable fees and expenses set forth in clause (ii) above) or the Holders.

          "SEC" shall mean the Securities and Exchange Commission.

          "SHELF PERIOD" shall have the meaning set forth in Section 2(a) hereof.

          "SHELF REGISTRATION" shall mean a registration effected pursuant to
     Section 2(a) hereof.

          "SHELF REGISTRATION STATEMENT" shall mean a "shelf" registration statement of the Company pursuant to the provisions of Section 2(a) of this Agreement which covers all of the Conversion Shares (but no other securities unless approved by the Majority Holders) on an appropriate form under Rule 415 under the 1933 Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "TRUSTEE" shall mean the trustee with respect to the Notes under the Indenture.

          2.   REGISTRATION UNDER THE 1933 ACT.

          (a) The Company shall use its best efforts to cause to be filed and to be declared effective by the SEC on or prior to the date that is one year after the Closing Date, a Shelf Registration Statement covering the issuance of the Conversion Shares. Subject to certain limited "blackout periods" referred to in the last paragraph of Section 4 the Company shall keep the Shelf Registration Statement effective for two years, or if earlier, when all Debentures and shares of Preferred Stock have been converted into Common Stock pursuant to the Shelf Registration Statement (the "Shelf Period"). The Company further agrees to supplement or amend the Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the 1933 Act or by any other applicable rules and regulations thereunder for shelf registration or if reasonably requested by a Holder with respect to information relating to such Holder, and to use its best efforts to cause any such amendment to become effective and such Shelf Registration Statement to become usable as soon as thereafter practicable. The Company agrees to furnish to the Holders copies of any such supplement or amendment promptly after its being used or filed with the SEC.

          (b) The Company shall pay all Registration Expenses in connection with the registration pursuant to Section 2(a).

          (c) The Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC; PROVIDED, HOWEVER, that, if, after it has been declared effective, the offering of Conversion Shares pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, such Shelf Registration Statement will be deemed not to have become effective during the period of such interference until the offering of Conversion Shares pursuant to such Registration Statement may legally resume. If the Shelf Registration Statement is not declared effective on or prior to the date that is one year after the Closing Date (except during the "blackout periods" referred to in the last paragraph of Section 4 and after the Shelf Period), the dividend rate on the Preferred Stock will increase by (expressed as a percentage of liquidation preference) 0.5% per annum and the interest rate on the Debentures will increase by 0.5% per annum (per 1,000 principal amount) each of which increase must be paid in cash, until a Shelf Registration Statement is declared effective.

          (d) Without limiting the remedies available to the Initial Purchasers and the Holders, the Company acknowledges that any failure by the Company to comply with its obligations under Section 2(a) hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 2(a).

          3.   REGISTRATION PROCEDURES.

          In connection with the obligations of the Company with respect to the Shelf Registration Statement pursuant to Section 2(a) hereof, the Company shall as expeditiously as possible:

          (a) furnish to each Holder of Preferred Stock and Debentures, to counsel for the Initial Purchasers and to counsel for the Holders, without charge, as many copies of each Prospectus, including each preliminary Prospectus, and any amendment or supplement thereto and such other documents as such Holder may reasonably request, in order to facilitate the conversion of the Preferred Stock and Debentures;

          (b) use its reasonable best efforts to register or qualify the Conversion Shares under all applicable state securities or "blue sky" laws of such jurisdictions as any Holder shall reasonably request in writing by the time the applicable Shelf Registration Statement is declared effective by the SEC, to cooperate with such Holders in connection with any filings required to be made with the National Association of Securities Dealers, Inc. and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate in each such jurisdiction the conversion of the Preferred Stock and the Debentures, as the case may be, owned by such Holder; PROVIDED, HOWEVER, that the Company shall not be required to (i) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(b), (ii) file any general consent to service of process or (iii) subject itself to taxation in any such jurisdiction if it is not so subject;

          (c) notify each Holder, counsel for the Holders and counsel for the Initial Purchasers promptly and, if requested by any such Holder or counsel, confirm such advice in writing (i) when the Shelf Registration Statement has become effective and when any post-effective amendment thereto has been filed and becomes effective, (ii) of any request by the SEC or any state securities authority for amendments and supplements to the Shelf Registration Statement and Prospectus or for additional information after the Shelf Registration Statement has become effective, (iii) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for that purpose,
(iv) if, between the effective date of the Shelf Registration Statement and the end of the Shelf Period if the Company receives any notification with respect to the suspension of the qualification of the Conversion Shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, (v) of the happening of any event during the period the Shelf Registration Statement is effective which makes any statement made in the Shelf Registration Statement or the related Prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or Prospectus in order to make the statements therein not misleading in any material respect and (vi) of any determination by the Company that a post-effective amendment to the Shelf Registration Statement would be appropriate;

          (d) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Shelf Registration Statement at the earliest possible moment and provide prompt notice to each Holder of the withdrawal of any such order;

          (e) furnish to each Holder, without charge, at least one conformed copy of the Shelf Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

          (f) cooperate with the converting Holders to facilitate the timely preparation and delivery of certificates representing Conversion Shares and not bearing any restrictive legends and enable such Conversion Shares to be registered in such names as the converting Holders may reasonably request at least one business day prior to any conversion of Preferred Stock or Debentures, as the case may be, into Conversion Shares;

          (g) upon the occurrence of any event contemplated by Section 3(c)(v) hereof, use its best efforts to prepare and file with the SEC a supplement or post-effective amendment to the Shelf Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the Holders, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company agrees to notify the Holders to suspend use of the Prospectus as promptly as practicable after the occurrence of such an event, and the Holders hereby agree to suspend use of the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission;

          (h) a reasonable time prior to the filing of the Shelf Registration Statement, any Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or a Prospectus after initial filing of the Shelf Registration Statement, provide copies of such document to the Initial Purchasers, the Holders and their counsel and make such of the representatives of the Company as shall be reasonably requested by the Initial Purchasers, the Holders or their counsel available for discussion of such document, and shall not at any time file or make any amendment to the Shelf Registration Statement, any Prospectus or any amendment of or supplement to the Shelf Registration Statement or a Prospectus or any document which is to be incorporated by reference into the Shelf Registration Statement or a Prospectus, of which the Initial Purchasers, the Holders and their counsel shall not have previously been advised and furnished a copy or to which the Initial Purchasers, the Holders or their counsel shall reasonably object;

          (i) upon execution of customary confidentiality agreements reasonably satisfactory to the Company and its counsel, make available for inspection by a representative of the Holders of each of the Preferred Stock and the Debentures, and attorneys and accountants designated by the Holders of each of the Preferred Stock and the Debentures, at reasonable times and in a reasonable manner, all financial and other records, pertinent documents and properties of the Company, and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, attorney or accountant in connection with the Shelf Registration Statement; and

          (j) if reasonably requested by any Holder covered by the Shelf Registration Statement, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such filing.

          Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(c)(v) hereof, such Holder will forthwith discontinue conversion of Preferred Stock and Debentures pursuant to the Shelf Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by
Section 3(g) hereof, and, if so directed by the Company, such Holder will deliver to the Company (at its expense) all copies in its possession, other than permanent file copies then in such Holder's possession, of the Prospectus covering the Conversion Shares current at the time of receipt of such notice. If the Company shall give any such notice to suspend the conversion of Preferred Stock and Debentures pursuant to the Shelf Registration Statement, the Company shall extend the period during which the Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders shall have received copies of the supplemented or amended Prospectus necessary to resume such conversion. There may not be more than two such suspensions during any 365 day period and any such suspensions may not exceed 30 days for each suspension.

          4.   INDEMNIFICATION AND CONTRIBUTION.

          (a) The Company agrees to indemnify and hold harmless each Initial Purchaser, each Holder and each person, if any, who controls any Initial Purchaser or any Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, or is under common control with, or is controlled by, any Initial Purchaser or any Holder, from and against all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Initial Purchaser, any Holder or any such controlling or affiliated person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement (or any amendment thereto) pursuant to which the Conversion Shares were registered under the 1933 Act, including all documents incorporated therein by reference, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or caused by any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Initial Purchaser or any Holder furnished to the Company in writing by such Initial Purchaser or any selling Holder expressly for use therein; PROVIDED that the foregoing indemnity agreement shall not inure to the benefit of any Holder or any Person controlling such Holder, with respect to any conversion of Preferred Stock or Debentures into Conversion Shares by such Holder in violation of the final paragraph of Section 3 of this Agreement.

          (b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each Initial Purchaser and the other selling Holders, and each of their respective directors, officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company, any Initial Purchaser and any other selling Holder within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company to the Initial Purchasers and the Holders, but only with reference to information relating to such Holder furnished to the Company in writing by such Holder expressly for use in the Shelf Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto).

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or paragraph (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing (but the failure to so notify an indemnifying party shall not relieve it from any liability which it may have under this Section, except to the extent that it has been prejudiced in any material respect by such failure, or from any liability it may otherwise have) and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Initial Purchasers and all Persons, if any, who control any Initial Purchaser within the meaning of either Section 15 of the 1933 Act or
Section 20 of the 1934 Act, (b) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Shelf Registration Statement and each Person, if any, who controls the Company within the meaning of either such Section and (c) the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Holders and all Persons, if any, who control any Holders within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In such case involving any Initial Purchaser and Persons who control such Initial Purchaser, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In such case involving the Holders and such Persons who control Holders, such firm shall be designated in writing by the Majority Holders. In all other cases, such firm shall be designated by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party for such fees and expenses of counsel in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party (which consent may not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which such indemnified party is or could have been a party and indemnity could have been sought hereunder (whether or not any indemnified party is an actual or potential party to such proceeding) by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in paragraph (a) or paragraph (b) of this Section 4 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party or parties, on the one hand, and of the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Holders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Holders' respective obligations to contribute pursuant to this Section 4(d) are several in proportion to the respective number of Conversion Shares of such Holder that were registered pursuant to the Shelf Registration Statement.

          (e) The Company and each Holder agree that it would not be just or equitable if contribution pursuant to this Section 4 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 4 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution provisions contained in this Section 4 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Initial Purchaser, any Holder or any Person controlling any Initial Purchaser or any Holder, or by or on behalf of the Company, its officers or directors or any Person controlling the Company and (iii) any conversion of Preferred Stock or Debentures into Conversion Shares pursuant to the Shelf Registration Statement.

          5.   MISCELLANEOUS.

          (a) NO INCONSISTENT AGREEMENTS. The Company has not entered into, and on or after the date of this Agreement will not enter into, any agreement which is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's other issued and outstanding securities under any such agreements.

          (b) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of at least a majority of the outstanding shares of Preferred Stock and at least a majority of the outstanding principal amount of Debentures affected by such amendment, modification, supplement, waiver or consent; PROVIDED, HOWEVER, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 4 hereof shall be effective as against any Holder unless consented to in writing by such Holder.

          (c) NOTICES. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the most current address given by such Holder to the Company by means of a notice given in accordance with the provisions of this
Section 5(c), which address initially is, with respect to the Initial Purchasers, the address set forth in the Purchase Agreement; and (ii) if to the Company, initially at the Company's address set forth in the Purchase Agreement and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 5(c).

          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

          (d) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders. If any transferee of any Holder shall acquire Preferred Stock or Debentures, as the case may be, in any manner, whether by operation of law or otherwise, such Preferred Stock or Debentures, as the case may be, shall be held subject to all of the terms of this Agreement, and by taking and holding such Preferred Stock or Debentures, as the case may be, such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such person shall be entitled to receive the benefits hereof. The Initial Purchasers (in their capacity as Initial Purchasers) shall have no liability or obligation to the Company with respect to any failure by a Holder to comply with, or any breach by any Holder of, any of the obligations of such Holder under this Agreement.

          (e) THIRD PARTY BENEFICIARY. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        VIATEL, INC.


                                        By /s/ Michael J. Mahoney
                                           --------------------------
                                           Name:  Michael J. Mahoney
                                           Title: President and Chief Executive
                                                  Officer



Confirmed and accepted as of
  the date first above written:

MORGAN STANLEY & CO. INCORPORATED
MORGAN STANLEY BANK AG
SALOMON BROTHERS INC
ING BARING (U.S.) SECURITIES, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC

By:  MORGAN STANLEY & CO. INCORPORATED

     In its individual capacity and as representative of the other Initial Purchasers.




     By /s/ Kenneth G. Pott
        -----------------------------
        Name:  Kenneth G. Pott
        Title: Vice President